Exhibit 10.8

独家咨询和服务协议

Exclusive Consultant & Service Agreement

本独家咨询和服务协议(下称“本协议”)由以下双方(下称“协议双方”)于 年 月 日在中国天津市签订:

Exclusive and Service Agreement ( refer herein as “Agreement), two parties ( refer herein as “Parties) Signing date: Day Month, Year in Tian Jin.

甲方: 鲲澎（中国）有限公司

Party A : King Eagle (China) Ltd

地址: 北京市北京经济技术开发区荣华南路2号院1号楼27层2702

Address: Beijing Beijing Economic Development Zone Rong Nan Rd, No. 2 Building 1, 27 Floor 2702

乙方: 鲲澎（天津）科技有限公司

Party B: King Eagle (Tian Jin) Technology Ltd

地址: 天津自贸试验区(空港经济区)空港国际物流区第一大街2号(2)综合楼二层231室、综合楼三层335室

Address: Tian Jin Free Trade Zone (Kong Gang Economic Zone) Kong Gang International Logistic Street 1, No. 2 Building 2, 231

鉴于:

1.	甲方是一家在中华人民共和国境内合法成立并有效存续的外商投资企业, 拥有咨询和服务的资源;
2.	Party A is a foreign-invested enterprise legally established and validly existing within the territory of the People's Republic of China, and has consulting and service resources;

3.	乙方是一家在中国境内注册成立的有限责任公司;
4.	Party B is a limited liability company incorporated in China;

5.	甲方同意向乙方提供咨询和相关服务, 乙方同意接受甲方提供的咨询和服务。
6.	Party A agrees to provide consulting and related services to Party B, and Party B agrees to accept the consulting and services provided by Party A.

据此, 双方经过友好协商, 本着平等互利的原则, 达成如下协议以资遵守:

Accordingly, the two parties have reached an agreement to comply with the following terms and conditions through the principle of equality and mutual benefit:

1.	咨询和服务: 独占和排他的权益
2.	Consultation and services: exclusive and exclusive rights

2.1	在本协议期间, 甲方同意按本协议的条件作为乙方的独家的咨询和服务提供者向乙方提供有关咨询和服务(具体内容参见附件1)。
2.2	During the period of this agreement, Party A agrees to provide Party B with relevant advice and services as Party B’s exclusive consulting and service provider in accordance with the terms of this agreement (see Annex 1 for details).

2.3	乙方同意在本协议有效期内接受甲方提供的咨询和服务。考虑到甲方所提供的咨询和服务的价值以及双方的良好的合作关系, 乙方进一步同意, 除非经甲方事先书面同意, 在本协议期间, 乙方不接受任何第三者就本协议所涉及的业务范围提供的咨询和服务。
2.4	Party B agrees to accept the consultation and services provided by Party A during the validity period of this agreement. Taking into account the value of the consulting and services provided by Party A and the good cooperative relationship between the two parties, Party B further agrees that, unless Party A agrees in writing in advance, during the period of this agreement, Party B will not accept any third party's involvement in this agreement Consulting and services provided by the business scope.

2.5	对所有因履行本协议而产生的任何权利、所有权、权益和知识产权(包括但不限于著作权、专利权、技术秘密、商业机密及其他), 无论是由甲方自行开发、由乙方基于甲方的知识产权或甲方基于乙方的知识产权开发的, 甲方均享有独占和排他的权利和权益, 乙方不得向甲方主张任何权利、所有权、权益和知识产权。

2.6	For all rights, ownership, rights, and intellectual property rights (including but not limited to copyrights, patent rights, technical secrets, trade secrets, and others) arising from the performance of this agreement, whether developed by Party A or by Party B based on A Party A’s intellectual property rights or those developed by Party A based on Party B’s intellectual property rights, Party A enjoys exclusive and exclusive rights and rights, and Party B shall not claim any rights, ownership, rights, and intellectual property rights against Party A.

但若开发是甲方基于乙方的知识产权进行的, 则乙方须保证该知识产权不存在任何瑕疵, 否则造成甲方损失的, 应由乙方承担。如甲方由此承担向任何第三人的赔偿责任, 在作出该等赔偿后, 甲方有权就其全部损失向乙方进行追偿。

However, if the development is carried out by Party A based on Party B’s intellectual property rights, Party B must ensure that there are no defects in the intellectual property rights, otherwise Party B shall be responsible for losses caused to Party A. If Party A therefore assumes the liability for compensation to any third party, after making such compensation, Party A has the right to recover all its losses from Party B.

2.7	考虑到双方的良好合作关系, 乙方承诺如其欲与其他企业进行任何业务合作, 须征得甲方同意, 在同等条件下, 甲方或其关联公司有优先合作权。
2.8	Taking into account the good cooperative relationship between the two parties, Party B promises that if it wants to conduct any business cooperation with other enterprises, it must obtain the consent of Party A. Under the same conditions, Party A or its affiliates have the priority to cooperate.

3.	咨询和服务费用(下称“服务费”)的计算和支付
4.	Payment of consulting and service fees (hereinafter referred to as "service fees")

2.1	协议双方同意，对于每一有利润产生的财务季度，乙方应按本协议附件2所列方式确定和支付服务费。
Both parties agree that for each financial quarter where profits are generated, Party B shall determine and pay the service fee in accordance with the method listed in Annex 2 of this agreement

2.2	若乙方未能依照本协议之规定支付服务费和其他费用, 就拖欠的数额, 乙方应向甲方另行支付每日万分之五的违约金。
If Party B fails to pay the service fees and other expenses in accordance with the provisions of this agreement, Party B shall pay Party A a daily penalty of 5% of the default for the amount in arrears.

2.3	甲方有权, 在其自行承担费用的前提下, 指派其雇员或中国或其他国家的注册会计师(简称“甲方授权代表”)对乙方的账目进行核查以便审核服务费的计算方法和数额。为此, 乙方应向甲方授权代表提供甲方授权代表所要求的文件, 账目, 记录, 数据等, 以便甲方授权代表审计乙方的账目并确定服务费的数额。除非有非常重大错误, 服务费的数额应以甲方授权代表所确定的数额为准。
2.4	Party A has the right to appoint its employees or a certified public accountant in China or other countries (referred to as "Party A’s Authorized Representative") to verify Party B’s accounts at its own expense, in order to verify the calculation method and amount of service fees. To this end, Party B shall provide the authorized representative of Party A with the documents, accounts, records, data, etc. required by the authorized representative of Party A, so that the authorized representative of Party A can audit Party B’s accounts and determine the amount of service fees. Unless there is a very serious error, the amount of the service fee shall be the amount determined by the authorized representative of Party A.

2.5	除非双方另行协商一致, 乙方根据本协议向甲方支付的服务费应不经任何扣减或抵销（如银行手续费等）。
2.6	Unless the parties agree otherwise, the service fee paid by Party B to Party A under this agreement shall not be deducted or offset (such as bank handling fees, etc.).

2.7	此外, 乙方在支付服务费的同时还应向甲方支付其为提供本协议项下的咨询和服务而发生的实际支出, 包括但不限于各项差旅费, 交通费, 印刷费和邮资等。
2.8	In addition, Party B shall pay to Party A the actual expenses incurred in providing the consultation and services under this agreement, including but not limited to various travel expenses, transportation expenses, printing fees and postage while paying the service fees.

5.	陈述和保证 Statement and Commitment

3.1	甲方在此陈述和保证如下: Party A statement and Commitment

3.1.1	甲方为按照中国法律合法注册并有效存续的一家公司;

Party A is a company legally registered and validly existing in accordance with Chinese laws;

3.1.2	甲方在其公司权力和营业范围之内履行本协议; 已经过必要的公司授权, 并已取得第三方和政府部门的同意及批准, 不违反对其有约束力或有影响的法律或合同限制;

Party A shall perform this agreement within its company's power and business scope; it has been authorized by the necessary company, and has obtained the consent and approval of third parties and government departments, and does not violate any laws or contractual restrictions that are binding or have an impact on it

3.1.3	本协议一经签署即应构成对甲方合法、有效、有约束力、执行力的法律文件。

Upon signing this agreement shall constitute a legal, effective, binding and enforceable legal document for Party A

3.2	乙方在此陈述和保证如下: Party B Statement and Commitment

3.2.1	乙方是按照中国法律合法注册并有效存续的一家公司;
3.2.2	Party A is a company legally registered and validly existing in accordance with Chinese laws;

3.2.3	乙方在其公司权力和营业范围之内签署并履行本协议, 已经过必要的公司授权, 并已取得第三方或政府部门的同意及批准, 不违反对其具有约束力或有影响的法律或合同限制;
3.2.4	Party B has signed and performed this agreement within its company's power and business scope, has obtained the necessary company authorization, and has obtained the consent and approval of a third party or government department, and does not violate any binding or impact on it. Legal or contractual restrictions;

3.2.5	本协议一经签署即构成对乙方合法、有效、有约束力、执行力的法律文件。
3.2.6	Upon signing this agreement constitutes a legal, effective, binding, and enforceable legal document for Party B

6.	保密条款 Confidential Terms

6.1	甲方及乙方同意对了解或接触到的机密资料和信息(下称“保密信息”。资料和信息的提供方在提供资料和信息时, 应明确以书面方式告知为保密信息。), 尽力采取各种合理的保密措施予以保密; 非经保密信息提供方事先书面同意, 不得向任何第三方披露、给予或转让该等保密信息(包括保密信息接受方与第三方合并、被兼并、被第三方直接或间接控制)。一旦本协议终止, 甲方及乙方应将载有保密信息的任何文件、资料或软件, 归还给保密信息的原所有人或提供方, 或经原所有人或提供方同意后自行予以销毁, 包括从任何有关记忆装置中删除任何保密信息, 并且不得继续使用这些保密信息。甲方及乙方应当采取必要措施将保密信息仅披露给有必要知悉的乙方职员、代理人或专业顾问, 并促使该等乙方职员、代理人或专业顾问遵守本协议项下的保密义务。甲方与乙方、乙方职员、代理人或专业顾问应签署具体的保密协议以兹各方遵照执行。
6.2	6.1 Party A and Party B agree to do their best to the confidential materials and information that they have learned or come into contact with (hereinafter referred to as "confidential information". When providing materials and information, the provider of materials and information should clearly inform in writing that they are confidential information.), Adopt all kinds of reasonable confidentiality measures to keep it confidential; without the prior written consent of the confidential information provider, such confidential information shall not be disclosed, given or transferred to any third party (including the merger of the confidential information recipient with the third party, being merged, or being subject to the third party). Three parties directly or indirectly control). Once this agreement is terminated, Party A and Party B shall return any documents, materials or software containing confidential information to the original owner or provider of the confidential information, or destroy it by themselves with the consent of the original owner or provider, including Delete any confidential information from any relevant memory device, and shall not continue to use such confidential information. Party A and Party B shall take necessary measures to disclose confidential information only to Party B’s employees, agents or professional consultants who need to know, and urge such Party B’s employees, agents or professional consultants to comply with the confidentiality obligations under this agreement. Party A and Party B, Party B’s staff, agents or professional consultants shall sign a specific confidentiality agreement to compliance with.

6.3	上述限制不适用于: Above terms not apply to

6.3.1	在披露时已成为公众一般可取得的资料;
6.3.2	Information that has become generally available to the public at the time of disclosure

6.3.3	并非因甲方或乙方的过错在披露后已成为公众一般可取得的资料;
6.3.4	It is not because of the fault of Party A or Party B that the information has become generally available to the public after the disclosure;

6.3.5	甲方或乙方可以证明在披露前其已经掌握, 并且不是从其他方直接或间接取得的资料;
6.3.6	Party A or Party B can prove that they have information before the disclosure, and that they have not obtained information directly or indirectly from other parties;

6.3.7	甲方或乙方依照法律要求, 有义务向有关政府部门、证券监管部门、证券交易所、股票交易机构等披露, 或甲方或乙方因其正常经营所需, 向其直接法律顾问和财务顾问披露上述保密信息。
6.3.8	Party A or Party B is obliged to disclose to relevant government departments, securities regulatory authorities, stock exchanges, stock trading institutions, etc., in accordance with legal requirements, or Party A or Party B, due to its normal business needs, to its direct legal counsel and Financial advisors disclose the above confidential information

6.4	协议双方同意, 不论本协议是否变更、解除或终止, 本条款将持续有效。
6.5	The parties to the agreement agree that this clause will continue to be effective regardless of whether this agreement is changed, cancelled or terminated.

7.	赔偿 Compensation

7.1	除本协议另有规定外, 如果乙方未全部履行或暂停履行其在本协议的义务, 而且在接到对方的通知起三十日内未纠正上述行为, 或者其陈述与保证不真实的, 则构成违约。
7.2	Except as otherwise provided in this agreement, if Party B fails to perform or suspend the performance of its obligations under this agreement, and fails to correct the above behavior within 30 days of receiving the notification from the other party, or if its statements and guarantees are not true, then Constitutes a breach of contract.

7.3	若本协议任一方违反本协议或其在本协议中所作出的任何陈述、保证, 守约方可以书面形式通知违约方要求其在收到通知书十日内纠正违约行为, 采取相应措施有效及时地避免损害结果的发生, 并继续履行本协议。若发生损害, 违约方应对守约方作出补偿, 以使得守约方获得合同履行时应得的所有权益。
7.4	If any party to this agreement violates this agreement or any statement or guarantee made in this agreement, the observant party may notify the breaching party in writing and request it to correct the breach within ten days of receiving the notice, and take corresponding measures, effective and timely To avoid the occurrence of damage results, and continue to perform this agreement. In the event of damage, the breaching party shall compensate the observant party so that the observant party can obtain all the rights and interests that it deserves when the contract is performed.

7.5	如出于任何一方违反本协议, 致使另一方承担任何费用、责任或蒙受任何损失(包括但不限于公司的利润损失), 违约方应就上述任何费用、责任或损失(包括但不限于因违约而支付或损失的利息以及律师费)赔偿守约方。违约方向守约方支付的补偿金总额应当与因该违约行为产生的损失相同, 上述补偿包括守约方因履约而应当获得的利益, 但该补偿不得超过协议双方的合理预期。

7.6	If any party violates this agreement and causes the other party to bear any costs, liabilities or suffer any losses (including but not limited to the company's loss of profits), the breaching party shall pay for any of the above expenses, liabilities or losses (including but not limited to the cause). The interest paid or lost due to breach of contract and attorney fees) compensate the non-compliant party. The total amount of compensation paid by the breaching party to the observing party shall be the same as the loss caused by the breach. The above compensation includes the benefits that the observing party should obtain due to the performance of the contract, but the compensation shall not exceed the reasonable expectations of the parties to the agreement.

7.7	若因乙方不按照甲方的指示, 或因不当使用甲方的知识产权或不当技术操作而引致任何人为此提出索赔, 乙方应承担全部责任。若乙方发现任何人未经合法授权而使用甲方的知识产权, 乙方应立即通知甲方并配合甲方所采取的任何行动。
7.8	If Party B fails to follow Party A’s instructions, or due to improper use of Party A’s intellectual property rights or improper technical operations, if anyone makes a claim for this, Party B shall bear full responsibility. If Party B finds that anyone is using Party A’s intellectual property rights without legal authorization, Party B shall immediately notify Party A and cooperate with any actions taken by Party A.

7.9	若协议双方皆违反本协议, 应按各自违约的程度来确定各自应当支付的补偿金额。
7.10	If both parties to the agreement violate this agreement, the amount of compensation to be paid by each shall be determined according to the degree of each breach.

8.	生效、履行及有效期
9.	Effectiveness, performance and validity period

6.1	本协议于文首标明的日期签署并同时生效。

This agreement is signed on the date indicated at the beginning of the text and becomes effective at the same time.

6.2	除非甲方提前解除本协议, 否则本协议有效期限为十年, 自本协议生效之日起起算。本协议期满前, 若甲方提出要求, 则双方应根据甲方的要求延长本协议的期限, 延长的有效期应由甲方决定，并依甲方要求另行签订独家咨询和服务协议或继续履行本协议。

Unless Party A terminates this agreement in advance, the validity period of this agreement is ten years, starting from the date this agreement takes effect. Before the expiration of this agreement, if Party A makes a request, both parties shall extend the term of this agreement according to Party A’s request. The extended validity period shall be determined by Party A, and shall sign another exclusive consultation and service agreement or continue to perform according to Party A’s request. this agreement

10.	终止 Termination

7.1	在本协议有效期内, 如乙方无故提前终止本协议, 则应当赔偿由此给甲方造成的全部损失, 支付已经完成服务的相关服务费。

During the validity period of this agreement, if Party B terminates this agreement early without reason, it shall compensate Party A for all losses caused thereby and pay the relevant service fees for the completed services

7.2	双方协商一致可终止本协议。
7.3	Both parties agree to terminate this agreement

7.4	在本协议终止后, 协议双方在第4条和第5条项下的权利和义务将继续有效。
7.5	After the termination of this agreement, the rights and obligations of the parties to the agreement under Articles 4 and 5 will continue to be valid

11.	争议的解决 Dispute

8.1	在协议双方就本协议项下条款的解释和履行发生争议时, 协议双方应善意地协商解决该争议。协商不成, 任何一方均可将有关争议提交中国国际经济贸易仲裁委员会按照其届时有效的仲裁规则仲裁解决。仲裁地点为北京, 仲裁使用的语言为中文。仲裁裁决应是终局性的, 对协议双方均有拘束力。本条的规定不受本协议的终止或解除的影响。

When there is a dispute between the parties to the agreement on the interpretation and performance of the terms under this agreement, the parties to the agreement shall negotiate in good faith to resolve the dispute. If the negotiation fails, either party can submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The place of arbitration shall be Beijing, and the language of arbitration shall be Chinese. The arbitration award shall be final and binding on both parties to the agreement. The provisions of this article are not affected by the termination or cancellation of this agreement

8.2	除协议双方发生争议的事项外, 协议双方仍应当本着善意的原则按照本协议的规定继续履行各自义务。

Except for matters in dispute between the parties to the agreement, the parties to the agreement shall continue to perform their respective obligations in accordance with the provisions of this agreement in good faith.

12.	不可抗力Force Majeure

9.1	“不可抗力事件”是指超出了一方所能合理控制的范围, 在受影响的一方加以合理的注意之下仍不可避免的任何事件, 其中包括但不限于, 政府行为、自然力、火灾、爆炸、风暴、洪水泛滥、地震、潮汐、闪电或战争。但是, 资信、资金或融资不足不得被视为是超出了一方所能合理控制的事项。受“不可抗力事件”影响而寻求免除本协议项下履行责任的一方应尽快将该等免除责任事宜通知另一方, 并告之其完成履行所需要采取的步骤。

"Force majeure event" refers to any event beyond the reasonable control of a party and still unavoidable under the reasonable attention of the affected party, including but not limited to government actions, natural forces, fires, explosions, storms , Flooding, earthquake, tide, lightning or war. However, insufficient credit, funds or financing shall not be regarded as matters beyond the reasonable control of one party. A party seeking to be exempted from performance under this agreement due to a "force majeure event" shall notify the other party as soon as possible of the exemption, and inform it of the steps required to complete the performance

9.2	当本协议的履行因前述定义中的“不可抗力”而被延迟或受到阻碍时, 受到不可抗力影响的一方在被延迟或受阻碍的范围内不需为此承担本协议项下的任何责任。受到不可抗力影响的一方应采取适当的措施减少或消除“不可抗力”的影响, 并应努力恢复因“不可抗力”而被延迟或受阻碍的义务的履行。一旦不可抗力事件消除, 协议双方同意以最大努力恢复协议项下的履行。

When the performance of this agreement is delayed or hindered by the aforementioned definition of "force majeure", the party affected by the force majeure does not need to bear any responsibility under this agreement within the scope of the delay or hindrance. The party affected by force majeure shall take appropriate measures to reduce or eliminate the effects of "force majeure" and shall strive to resume the performance of obligations that have been delayed or hindered due to "force majeure". Once the force majeure event is eliminated, the parties to the agreement agree to use their best efforts to resume performance under the agreement.

13.	通知 Notice

协议双方为履行本协议项下的权利、义务所发出的通知, 都应以书面做成, 并以专人递送、挂号邮寄、邮资预付邮寄、认可的速递服务、或图文传真的形式发送到有关一方或协议双方下列的地址。

The notices issued by the parties to the agreement to perform their rights and obligations under this agreement shall be made in writing and sent to the relevant parties in the form of personal delivery, registered mail, postage prepaid mail, approved courier service, or graphic fax. The following addresses of one party or both parties to the agreement

甲方: 鲲澎（中国）有限公司 Party A: King Eagle (China) Ltd

地址: [    ]

Address:

电话: [    ]

Telephone:

收件人: [    ]

Contact:

乙方: 鲲澎（天津）科技有限公司 Party B: King Eagle (Tian Jin) Technology Ltd

地址: [    ]

Address:

电话: [    ]

Telephone:

收件人: [    ]

Contact:

14.	协议转让 Assignment

乙方不得将其在本协议项下所享有的权利和承担的义务转让给任何第三方, 除非得到甲方事先书面同意。甲方可以不经乙方同意将其在本协议项下的权利和义务转让给其关联企业, 但应当将上述转让通知乙方。

Party B shall not transfer its rights and obligations under this agreement to any third party, unless Party A's prior written consent is obtained. Party A may transfer its rights and obligations under this agreement to its affiliates without Party B’s consent, but Party B shall notify Party B of the above transfer.

15.	协议的分割性Severability of Agreement

各方在此确认本协议为各方在平等互利的基础之上达成的公平合理的约定。若本协议项下的任何条款与有关法律不一致而无效或无法强制执行, 则该条款仅在有关法律管辖范围之内无效或无强制执行力, 而不得影响本协议其他条款的法律效力。

The parties hereby confirm that this agreement is a fair and reasonable agreement reached by the parties on the basis of equality and mutual benefit. If any clause under this agreement is inconsistent with the relevant law and is invalid or unenforceable, the clause shall only be invalid or unenforceable within the jurisdiction of the relevant law, and shall not affect the legal validity of other provisions of this agreement

16.	协议的修改、补充 Amendment

协议双方应以书面协议方式对本协议做出修改和补充。经过协议双方适当签字的有关本协议的修改和补充是本协议的组成部分, 具有与本协议同等的法律效力。

The parties to the agreement shall modify and supplement this agreement in a written agreement. Modifications and supplements to this agreement that have been properly signed by both parties are an integral part of this agreement and have the same legal effect as this agreement.

17.	管辖法律 Jurisdiction

本协议的签署、有效性、履行和解释, 以及争议的解决受中国法律管辖, 依中国法律解释。

The signing, validity, performance and interpretation of this agreement, as well as the settlement of disputes, are governed by Chinese laws and interpreted in accordance with Chinese laws

有鉴于此, 协议双方经其授权的代表于文首所述日期签署了本协议, 以昭信守。

In view of this, both parties to the agreement signed this agreement on the date mentioned at the beginning of the text by their authorized representatives, in order to keep it true.

[此页无正文, 为《独家咨询和服务协议》签署页]

Signature Page Only

甲方: 鲲澎（中国）有限公司 Party A: King Eagle ( China) Ltd (seal)

（印章）

授权代表: _________________

Authorized party:

乙方: 鲲澎（天津）科技有限公司

Party B: King Eagle (Tian Jin) Technology Ltd (seal)

（印章）

授权代表: _________________

Authorized Party:

附件1: Attachment

咨询和服务内容列表

Consultation and service content list

1.	提供业务相关软件的开发与研究服务。

2.	Provide business-related software development and research services.

3.	提供业务相关的技术服务、应用及实施，包括但不限于设计、安装、测试全部系 统。

4.	Provide business-related technical services, applications and implementation, including but not limited to design, installation, and testing of all systems

5.	提供电脑网络设备的日常维护支持、升级、维护、监控和故障解决以及其他技术服务。

6.	Provide daily maintenance support, upgrades, maintenance, monitoring and troubleshooting of computer network equipment, and other technical services.

7.	提供人员岗前，在职，技术培训服务。

8.	Provide staff pre-job, on-the-job, technical training services

9.	提供技术开发和技术转让服务。

10.	Provide technology development and technology transfer services.

11.	提供公共关系服务。

12.	Provide Public Relations services

13.	提供市场调查、研究、咨询服务。

14.	Provide Market speculation, research, consultant service

15.	提供制定中短期市场发展，市场计划服务。

16.	Provide short and long term market development, market planning services

17.	提供与业务合规性有关的咨询服务。

18.	Provide business related consultation services

19.	提供与市场宣传、会员活动有关的组织、策划服务。

20.	Provide market propaganda, members activities and related organizing and planning services

21.	提供知识产权许可。

22.	Provide Intellectual property permit

23.	提供设备和租赁。

24.	Provide equipment and rental service

25.	提供业务经营相关的管理顾问服务及其他业务、技术咨询服务。

26.	Provide business related management consultation services and related business and tech support

附件2: Attachment two

服务费的计算和支付办法

Payment

一.	本协议项下的服务费按照乙方在相应年度税前利润扣除乙方在该年度的上一年度的亏损（如有）、于该年度发生的必要的成本、费用、税费及提取依法必须计提的法定公积金等之后的剩余金额。甲方有权考虑下述因素并通过向乙方出具服务费账单或其他书面方式确定服务费的金额及对服务费进行调整，而无需乙方同意：(a)甲方提供的技术难度以及提供的咨询和其他服务的复杂程度；(b)甲方技术人员提供该等技术服务、咨询及其他服务所需的时间；(c)甲方提供的技术服务、咨询和其他服务的具体内容和商业价值；(d)相同种类服务的市场价格；(e)乙方的经营状况和乙方发展需求情况。上述服务费应于甲方向乙方发出付款指示后，以汇款或双方认可的其它方式划入甲方指定的银行帐户，甲方可不时更改该等付款指示。双方同意，上述服务费的支付原则上不应使任何一方当年经营发生困难，为上述目的，且在实现上述原则的限度内，甲方有权同意乙方延期付款，以避免乙方的任何财务困难；甲方亦有权对服务费作出其认为合理的任何其他调整，但应提前书面通知乙方。
二.	The service fee under this agreement shall be accrued according to Party B’s profit before tax in the corresponding year after deducting Party B’s losses in the previous year (if any), necessary costs, fees, taxes, and withdrawals incurred in that year. The remaining amount after the statutory provident fund, etc. Party A has the right to consider the following factors and determine the amount of service fee and adjust the service fee by issuing a service fee bill to Party B or other written methods, without Party B’s consent: (a) The technical difficulty provided by Party A and the consultation provided And the complexity of other services; (b) the time required for Party A’s technical personnel to provide such technical services, consulting and other services; (c) the specific content and commercial value of the technical services, consulting and other services provided by Party A; (d) The market price of the same type of service; (e) Party B’s business conditions and Party B’s development needs. The above service fees shall be transferred to the bank account designated by Party A by remittance or other methods approved by both parties after A has issued a payment instruction to Party B. Party A may change such payment instructions from time to time. Both parties agree that, in principle, the payment of the above service fees should not cause any party's business difficulties during the year. For the above purpose, and within the limits of achieving the above principles, Party A has the right to agree to Party B's postponement of payment to avoid any financial difficulties of Party B; Party A also has the right to make any other adjustments to the service fee that it deems reasonable, but it shall notify Party B in advance in writing

三.	乙方应于每个财政年度（下称“前财政年度”）结束后的120日内，向甲方提供乙方在前财政年度经审计的合并财务报表，该财务报表应当经由甲方批准的独立注册会计师审计，以及向甲方提供计算该年服务费所需的一切财务及其他资料；甲方在收到乙方提供的前述资料后书面确定该年服务费，并有权在确定该年服务费后的任意时间，向乙方发出书面付款指示。乙方应按照书面付款指示所载的付款期限或在书面付款指示未载明付款期限的情形下、在收到书面付款指示后30日内向甲方支付付款指示中列明的服务费和其他费用（如有）。若乙方未能依照本协议之规定按时足额支付服务费和其他费用（如有），甲方有权要求乙方按照拖欠金额向甲方另行支付年利率为10%的违约利息。
四.	Party B shall provide Party A with the audited consolidated financial statements of Party B in the previous fiscal year within 120 days after the end of each fiscal year (hereinafter referred to as the "previous fiscal year"). The financial statements shall be independently approved by Party A. Audited by a certified public accountant, and provide Party A with all the financial and other information required to calculate the service fee for the year; Party A shall determine the service fee for the year in writing after receiving the aforementioned information provided by Party B, and has the right to determine the service fee for the year At any time thereafter, send a written payment instruction to Party B. Party B shall pay to Party A the service fees and other fees specified in the payment instruction within 30 days after receiving the written payment instruction in accordance with the payment deadline set forth in the written payment instruction or if the written payment instruction does not specify the payment deadline ( If any). If Party B fails to pay the service fees and other fees (if any) in full and on time in accordance with the provisions of this agreement, Party A has the right to require Party B to pay Party A a default interest of 10% per annum based on the arrears.

三.	如果甲方认为由于某种原因致使本条中的约定的服务价格确定机制不能适用而需作调整, 乙方应在甲方提出调整收费的书面要求之日后十个工作日内积极并诚信地与甲方进行协商, 以确定新的收费标准或机制。若乙方在收到上述调整通知后未在十个工作日内答复, 则视为默认该等服务费用的调整。应乙方要求, 甲方也应与乙方协商调整服务费用。

If Party A believes that due to some reason the agreed service price determination mechanism in this Article is not applicable and needs to be adjusted, Party B shall actively and honestly communicate with Party A within ten working days after Party A’s written request for fee adjustments is made. Negotiations to determine new charging standards or mechanisms. If Party B does not reply within ten working days after receiving the above adjustment notice, it shall be deemed to have tacitly adjusted the service fee. At the request of Party B, Party A shall also negotiate with Party B to adjust the service fee.

鲲澎（天津）科技有限公司股东出资额

King Eagle (Tian Jin) Technology Ltd Shareholder’s Capital Contribution

股东姓名 Name	出资额（万元） Capital (Ten Thousand )
刘翠莲 Liu Cui Lian	60 600,000
王智忠 Wang Zhi Zhong	60 600,000
张进晶 Zhang Jin Jing	60 600,000
胡万凤 Hu Wan Feng	60 600,000
张媛媛 Zhang Yuan Yuan	50 500,000
滕慧 Teng Hui	50 500,000
范占东 Fang Zhan Dong	50 500,000
李艳录 Li Yan Lu	50 500,000
毛香懿 Mao Xiang Yi	50 500,000
李成园 Li Cheng Yuan	510 5,100,000
合计 Total	1000 100,000,000